As filed with the Securities and Exchange Commission on August 17, 2009
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PREMIER EXHIBITIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	20-1424922
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer (Identification Number)
3340 Peachtree Road, N.E., Suite 2250
Atlanta, Georgia 30326
(Address of Principal Executive Offices, Including Zip Code)

Premier Exhibitions, Inc.
2009 Equity Incentive Plan
(Full Title of the Plan)

Copies to:
John A. Stone	Derek D. Bork
Chief Financial Officer	Thompson Hine LLP
3340 Peachtree Road, N.E.	3900 Key Center
Suite 2250	127 Public Square
Atlanta, Georgia 30326	Cleveland, Ohio 44114
Tel: (404) 842-2600	Tel: (216) 566-5500
Fax: (404) 842-2626	Fax: (216) 566-5800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
		maximum	aggregate
		offering price	offering	Amount of
Title of securities to be registered	Amount to be registered (1)	per share (2)	price (2)	registration fee (2)
Common Stock, $0.0001 par value	3,000,000 shares	$0.80	$2,400,000	$134

(1)	Amount to be registered consists of 3,000,000 shares of Common Stock of Premier Exhibitions, Inc., par value $0.0001 per share, issuable pursuant to the grant of awards under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan (the “Plan”) and an undetermined number of additional shares as may be issuable pursuant to anti-dilution provisions of the Plan.

(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of Premier Exhibitions, Inc.’s (the “Registrant”) Common Stock as reported on the NASDAQ Global Market on August 14, 2009.

PART I
PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 4. DESCRIPTION OF SECURITIES
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
INDEX TO EXHIBITS
EX-4.3 SECOND AMENDMENT TO ARTICLES OF INCORPORATION
EX-5 OPINION OF THOMPSON HINE LLP
EX-10.1 PREMIER EXHIBITIONS, INC. 2009 EQUITY INCENTIVE PLAN
EX-10.2 FORM OF 2009 EQUITY INCENTIVE PLAN NONQUALIFIED STOCK OPTION AGREEMENT
EX-10.3 FORM OF PREMIER EXHIBITIONS, INC. 2009 EQUITY INCENTIVE PLAN RESTRICTED SHARES AGREEMENT
EX-23.1 CONSENT OF CHERRY, BEKAERT & HOLLAND L.L.P.
EX-23.2 CONSENT OF KEMPISTY & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS, P.C.
EX-24 POWER OF ATTORNEY

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants of the Premier Exhibitions, Inc. 2009 Equity Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
     1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009, filed with the Commission on May 7, 2009, as amended;
     2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since March 1, 2009; and
     3. The description of the Common Stock, $0.0001 par value per share, of the Registrant contained in the Registration Statement on Form 8-A (Registration No. 0-22926) and the Registration Statement on Form SB-2 (Registration No. 333-130873), under the heading “Description of Common Stock,” filed with the Commission on November 22, 1993 and October 2, 2006, respectively, including all amendments and reports filed for the purpose of updating that description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of the Registration Statement but prior to the filing of a post-effective amendment, indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.
ITEM 4. DESCRIPTION OF SECURITIES.
     Not Applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     The legality of the shares of the Registrant’s Common Stock being registered on this Registration Statement has been passed upon by Thompson Hine LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Article X of the Registrant’s Articles of Incorporation, as amended, provides as follows:
INDEMNIFICATION
Every person now or hereafter serving as director, officer or employee of the Corporation shall be indemnified and held harmless by the Corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit or proceeding, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation, whether or not he continued to be such at the time such loss, cost, liability or expense shall have been imposed or incurred, except with regard to matters as to which any such director, officer or employee shall be adjudged in any claim, action, suit or proceeding to be liable for his own gross negligence or willful misconduct in the performance of duty. Expenses (including attorney’s fees) incurred in defending any such claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such a proceeding.
     Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) authorizes a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     In the case of proceedings brought by or in the right of the corporation, Section 607.0850 of the FBCA authorizes a Florida corporation to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made hereunder in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 607.0850 of the FBCA provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding to which he or she is a party by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection with the proceeding.
     Section 607.0831 of the FBCA limits directors’ personal liability to the corporation or any other person for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (a) the director breached or failed to perform his or her duties as a director, and (b) the director’s breach of, or failure to perform, those duties constitutes:
     (a) A violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful;
     (b) A transaction from which the director derived an improper personal benefit, either directly or indirectly;
     (c) A circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to unlawful distributions, are applicable;
     (d) In a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or
     (e) In a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission, which was committed in bad faith or with malicious purpose, or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
     Pursuant to the employment agreement between the Registrant and John A. Stone, its Chief Financial Officer, the Registrant has agreed to indemnify Mr. Stone against and in respect of any and all losses arising out of or relating to the performance of Mr. Stone’s services. However, the Registrant will not indemnify Mr. Stone for losses resulting from his gross negligence, willful misconduct, violation of law, or breach of the employment agreement.
     In addition, the Registrant has entered into indemnification agreements with Douglas Banker, its director, and N. Nick Cretan and Alan Reed, its former directors, all members of a special committee of the Registrant’s Board of Directors formed in response to Sellers Capital, LLC’s consent solicitation. The agreements provide that the Registrant will indemnify each indemnitee to the fullest extent permitted by Florida law, contain expense advancement and reimbursement provisions, and require the Registrant to maintain directors’ and officers’ liability insurance (“D&O Insurance”), subject to certain limitations.
     The Registrant maintains D&O insurance for all of its directors and officers. The D&O Insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.

ITEM 8. EXHIBITS.
     The Exhibits to this Registration Statement are listed in the Exhibit Index hereto, and are hereby incorporated herein by reference.
ITEM 9. UNDERTAKINGS.
(a) The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 17, 2009.

PREMIER EXHIBITIONS, INC.
By:	/s/ John A. Stone
John A. Stone
Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christopher J. Davino* Christopher J. Davino	Interim President and Chief Executive Officer (Principal Executive Officer)	August 17, 2009

/s/ John A. Stone John A. Stone	Chief Financial Officer (Principal Financial and Accounting Officer)	August 17, 2009

/s/ Mark A. Sellers*	Chairman of the Board	August 17, 2009
Mark A. Sellers

/s/ William M. Adams*	Director	August 17, 2009
William M. Adams

/s/ Douglas Banker*	Director	August 17, 2009
Douglas Banker

/s/ Jack Jacobs*	Director	August 17, 2009
Jack Jacobs

/s/ Bruce Steinberg*	Director	August 17, 2009
Bruce Steinberg

/s/ Samuel S. Weiser*	Director	August 17, 2009
Samuel S. Weiser
     The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named persons and filed with the Commission as Exhibit 24 hereto.

*By:	/s/ John A. Stone
John A. Stone, Attorney-in-Fact

PREMIER EXHIBITIONS, INC.
INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Articles of Incorporation of Premier Exhibitions, Inc. (filed as Exhibit 3.1 to the Registrant’s Form 10-K filed with the Commission on October 20, 2004 and incorporated herein by reference).

4.2
Amendment to Articles of Incorporation of Premier Exhibitions, Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed with the Commission on January 5, 2006 and incorporated herein by reference).

4.3	Second Amendment to Articles of Incorporation of Premier Exhibitions, Inc.

4.4
Amended and Restated Bylaws of Premier Exhibitions, Inc., last amended and restated as of June 10, 2009 (filed as Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on June 16, 2009 and incorporated herein by reference).

5	Opinion of Thompson Hine LLP as to the legality of the securities being registered.

10.1	Premier Exhibitions, Inc. 2009 Equity Incentive Plan.

10.2	Form of Premier Exhibitions, Inc. 2009 Equity Incentive Plan Nonqualified Stock Option Agreement.

10.3	Form of Premier Exhibitions, Inc. 2009 Equity Incentive Plan Restricted Shares Agreement.

23.1	Consent of Cherry, Bekaert & Holland, L.L.P.

23.2	Consent of Kempisty & Company, Certified Public Accountants, P.C.

23.3	Consent of Thompson Hine LLP (included as part of Exhibit 5).

24	Power of Attorney.